EXHIBIT 10.9

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

This First Amendment to Master Repurchase Agreement (“Amendment”) is dated as of February 25, 2003 between WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank, National Banking Association) (“Buyer”) and CAPITAL LEASE FUNDING, LLC, a Delaware limited liability company (formerly Capital Lease Funding L.P., a Delaware limited partnership) (“Seller”).

STATEMENT OF PURPOSE

Buyer and Seller are parties to a Master Repurchase Agreement dated October 1, 2001 (“Agreement”). Seller has requested and Buyer has agreed to provide, from time to time, Letters of Credit for such purposes and on such terms and conditions as Buyer and Seller may agree. Under the terms and conditions of the Agreement, the aggregate outstanding Repurchase Price of all Purchased Securities under the Agreement cannot exceed $100,000,000 (“Maximum Aggregate Outstanding Purchase Price”). Buyer and Seller have agreed that the Maximum Aggregate Outstanding Purchase Price shall be reduced by the amount of any outstanding letters of credit issued by Buyer, as described above, and enter into this Amendment to evidence that agreement.

AMENDMENT

1.	Modification of Master Repurchase Agreement.

(a) Exhibit A of the Agreement is amended by adding the following definitions to Paragraph 1. Additional Definitions:

“Letters of Credit” means irrevocable, unconditional standby letters of credit issued by Buyer for the benefit of Seller or such other parties as Seller shall designate, including holders of securities issued in connection with commercial mortgage-backed securitizations.

“Maximum Aggregate Repurchase Price” means $100,000,000 less the aggregate undrawn balance under the Letters of Credit.

(b) Sub-Section 2.5 of Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

2.5 The aggregate Repurchase Price for all Purchased Securities under the Agreement shall not exceed the Maximum Aggregate Repurchase Price.

2.	Representations by Seller.

As of the date of this Amendment, Seller hereby confirms that all representations made by Seller in the Agreement remain true, correct and complete in all material respects.

3.	Schedule of Letters of Credit.

All Letters of Credit issued by Buyer for the benefit of Seller subject to this Amendment shall be entered on Exhibit A to this Amendment.

4.	No Default.

As of the date of Amendment, Seller hereby represents and warrants to Buyer that Seller is not aware of any Event of Default under the Agreement.

5.	Governing Law.

This Amendment shall be governed by, and construed and enforced in accordance with the laws of North Carolina.

6.	Counterparts.

This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one instrument.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/S/ WILLIAM C. GREEN
William C. Green Senior Vice President

CAPITAL LEASE FUNDING LLC, a Delaware limited liability company

By:	CAPITAL LEASE FUNDING, L.P., a Delaware limited partnership

By:	CLF Holdings, Inc., a Delaware corporation, its General Partner

By:	/s/ PAUL MCDOWELL
Paul McDowell Senior Vice President

EXHIBIT A

To First Amendment To Master Repurchase Agreement between Wachovia Bank, National Association and Capital Lease Funding, L.P. dated February 25, 2003.

Letter of Credit #	Issue Date	Expiry Date	Amount